eFunds Corporation Reports First Quarter 2006 Results
Net Revenue of $139.7 million
Diluted Earnings per Share of $0.23

Scottsdale, ARIZ., May 3, 2006 — eFunds Corporation (NYSE: EFD), the Company that delivers innovative payment processing and information intelligence solutions, today reported first quarter net revenue of $139.7 million. This amount represents a 22% improvement over the net revenues of $114.2 million reported during the first quarter of 2005. Reported operating income was $15.2 million, or 11% of net revenue, compared to $15.0 million, or 13% of net revenue reported in prior year quarter. The Company’s operating income in the first quarter of 2006 reflects a $3 million operating loss by the Prepaid Solutions business that the Company acquired in July 2005 due to the seasonality of that business and infrastructure investments made in advance of integration activities associated with this business. First quarter net income was $10.7 million, or $0.23 per diluted share, compared to net income of $11.9 million, or $0.23 per diluted share, reported for the same quarter in 2005.

The Company implemented SFAS 123R using the modified retrospective approach during the quarter. As such, compensation costs have been revised in the prior year quarter to reflect stock based compensation expense that historically would have been presented in proforma footnote disclosures in the Company’s quarterly filings on Form 10-Q.

“We are pleased with the first quarter financial results, which are consistent with our internal expectations,” stated Paul Walsh, Chairman and CEO. “Our EFT Processing and Risk Management businesses delivered double digit revenue growth on a quarter over quarter basis. We are continuing our efforts to integrate our Prepaid Solutions business more fully into our other operations. Our efforts to more closely align our outsourcing capabilities with our core risk management and transaction processing businesses are also progressing,” stated Walsh.

Forward-looking Statements
The Company re-affirmed its previously published guidance that 2006 diluted earnings per share will be between $1.15 — $1.25 and now anticipates that 2006 net revenues will trend toward the low end of its previously published range of 15 – 25 percent over 2005 net revenues.

The foregoing expectations reflect the following assumptions:

• An effective tax rate of approximately 35 percent for the balance of 2006;
• Cash outlays for capital expenditures and product development activities will be somewhat higher than the $29.4 million seen in 2005.

Conference Call
eFunds will hold a one-hour conference call today at 10:00 a.m. EST to discuss the Company’s quarterly and year-to-date financial performance. To listen to the conference call, dial 800-399-5351 (International callers dial 706-643-1939). The call will also be broadcast on the Company’s Web site at www.efunds.com under the “Our Company/Investor Relations” tab. Interested parties are encouraged to click on the web cast link 10 to 15 minutes prior to the start of the conference call.

Replay Information
A replay of the conference call will be available beginning two hours after the call’s completion and will play through 11:59 p.m. EDT on May 17, 2006. You may access the replay by dialing 800-642-1687 (International callers dial 706-645-9291) and entering the Conference ID number 8153325. Additionally, a replay of the conference call will be available via the eFunds Web site at www.efunds.com.

About eFunds
With more than 30 years of payment processing and information intelligence expertise, eFunds delivers flexible, innovative solutions to the world’s leading businesses. Leveraging mission-critical business insight, we enable financial services companies, retailers and government organizations to grow their businesses while reducing transaction and infrastructure costs, detecting potential fraud and building long-term customer value. Our flexible delivery model means solutions can be run in-house, outsourced or anything in between, helping customers balance the need for control with operational efficiency and low cost of ownership. From the point of account opening to the settlement of every transaction – debit, credit, or prepaid – eFunds helps businesses win more of the right customers, serve them more efficiently and keep them. www.efunds.com

Statements made in this release concerning the Company’s or management’s intentions, expectations, or predictions about future results or events are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are necessarily subject to risks and uncertainties that could cause actual results to vary from stated expectations and such variations could be material and adverse. Factors that could result in such a variation include, but are not limited to, the inherent unreliability of earnings and revenue growth predictions due to numerous factors, including many beyond the Company’s control, potential difficulties, delays and unanticipated expenses inherent in the development and marketing of new products and services, competitive factors, the unpredictability of merger and acquisition activity, and the numerous risks and potential additional costs, disruptions and delays associated with the establishment of new business initiatives. Additional information concerning these and other factors that could cause actual results to differ materially from the Company’s current expectations is contained in the Company’s Annual Report on Form 10-K for the period ending December 31, 2005.

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EFUNDS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended March 31,
	2006		2005
(in thousands, except per share amounts)			(revised)
Net revenue	$139,738	100.0%	$114,238	100.0%

Operating expenses
Processing, communication and service costs	35,293	25.2%	28,903	25.3%
Employee costs	59,078	42.3%	51,012	44.6%
Depreciation and amortization	11,778	8.4%	8,147	7.1%
Other operating costs	18,420	13.2%	11,153	9.8%

Total operating expenses	124,569	89.1%	99,215	86.8%

Income from operations	15,169	10.9%	15,023	13.2%
Interest expense	(1,576)	-1.1%	(121)	-0.2%
Other income — net	807	0.5%	1,596	1.4%

Income before income taxes	14,400	10.3%	16,498	14.4%
Provision for income taxes	(3,740)	-2.7%	(4,608)	-4.0%

Net income	$10,660	7.6%	$11,890	10.4%

Shares outstanding
Basic	46,145		49,302

Diluted	47,026		50,964

Earnings per share
Basic	$0.23		$0.24

Diluted	$0.23		$0.23

EFUNDS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
	2006	2005
(in thousands)		(revised)
Current assets:
Cash and cash equivalents	$89,072	$85,987
Restricted cash	27,068	28,183
Settlement assets	10,921	28,438
Accounts receivable — net	89,732	96,115
Other current assets	41,399	45,763

Total current assets	258,192	284,486

Property and equipment — net	62,057	63,721
Intangibles-net	408,001	398,337
Other non-current assets	18,344	17,638

Total assets	$746,594	$764,182

Current liabilities:
Accounts payable	$21,260	$23,902
Settlement liabilities	11,293	28,519
Accrued liabilities	26,562	56,011
Acquisition holdbacks	30,083	25,052
Deferred revenue and gains	26,555	23,978
Long-term debt due within one year	4,935	5,030

Total current liabilities	120,688	162,492

Long-term deferred gains	25,247	27,637
Long-term debt	106,055	106,973
Other long-term liabilities	22,142	15,481

Total liabilities	274,132	312,583

Stockholders’ equity:
Common stock	511	505
Additional paid-in capital	508,649	498,939
Treasury stock at cost	(100,000)	(100,000)
Retained earnings	61,804	51,144
Accumulated other comprehensive income	1,498	1,011

Stockholders’ equity	472,462	451,599

Total liabilities and stockholders’ equity	$746,594	$764,182

EFUNDS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 31,
	2006	2005
(in thousands)		(revised)
Cash flows from operating activities:
Net income	$10,660	$11,890
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	4,380	3,576
Amortization	7,399	4,571
Stock-based compensation	2,594	2,194
Excess tax benefits from share-based compensation	(912)	(538)
Deferred income taxes	10,828	4,722
Other — net	28	79
Changes in assets and liabilities
Restricted cash	(240)	73
Accounts receivable	6,082	1,111
Accounts payable	(2,885)	(3,877)
Income taxes receivable/payable	(17,096)	(34,274)
Other assets and liabilities	(17,019)	(9,582)

Net cash provided by (used in) operating activities	3,819	(20,055)

Cash flows from investing activities:
Capital expenditures	(8,481)	(6,653)
Acquisitions	—	(18,863)
Proceeds from dispositions	2,000	—
Purchases of short-term investments	—	(22,100)
Proceeds from sale of short-term investments	—	7,880
Other — net	(815)	(236)

Net cash used in investing activities	(7,296)	(39,972)

Cash flows from financing activities:
Purchase of common stock	—	(18,965)
Issuance of common stock	6,637	4,842
Excess tax benefits from share-based compensation	912	538
Payments on long-term debt	(1,010)	(424)
Other	23	—

Net cash provided by (used in) financing activities	6,562	(14,009)

Net increase (decrease) in cash and cash equivalents	3,085	(74,036)
Cash and cash equivalents at beginning of period	85,987	274,477

Cash and cash equivalents at end of period	$89,072	$200,441

EFUNDS CORPORATION
SEGMENT SUMMARY DATA
(Unaudited)

	Three Months Ended
	March 31,		Change
	2006	2005	$	%
(in thousands)		(revised)
Net revenue:
Electronic payments	$77,069	$50,771	26,298	52%
Risk management	42,730	37,606	5,124	14%
Global outsourcing	19,939	25,861	(5,922)	-23%

Total net revenue	139,738	114,238	25,500	22%

Operating expenses:
Processing, employee and other costs -
Electronic payments	70,862	44,415	26,447	60%
Risk management	22,668	22,353	315	1%
Global outsourcing	16,841	17,719	(878)	-5%

Total processing, employee and other costs	110,371	84,487	25,884	31%

Allocated overhead -
Electronic payments	3,890	3,851	39	1%
Risk management	2,690	2,728	(38)	-1%
Global outsourcing	2,256	2,654	(398)	-15%
Corporate	5,362	5,495	(133)	-2%

Total allocated overhead	14,198	14,728	(530)	-4%

Income (loss) from operations:
Electronic payments	2,317	2,505	(188)	-8%
Risk management	17,372	12,525	4,847	39%
Global outsourcing	842	5,488	(4,646)	-85%
Corporate	(5,362)	(5,495)	133	2%

Total income from operations	$15,169	$15,023	146	1%

EFUNDS CORPORATION
SUPPLEMENTAL REVENUE DATA
(Unaudited)

	Three Months Ended March 31,
	2006	2005	% Change
(in millions)
Electronic Payments
EFT processing	$36.3	$29.1	25%
Prepaid solutions	21.8	—	*
Government services (EBT)	10.2	13.3	-23%
Software sales	8.8	8.4	5%

	$77.1	$50.8	52%

Risk Management
Financial Institution products	$38.0	$32.7	16%
Retail products	4.7	4.9	-4%

	$42.7	$37.6	14%

Global Outsourcing
BPO	$15.7	$16.6	-5%
IT services	4.2	9.3	-55%

	$19.9	$25.9	-23%

* Represents an increase or decrease greater than 100%.